Exhibit 10.6

MIDCAROLINA FINANCIAL CORPORATION

OMNIBUS STOCK OWNERSHIP AND

LONG TERM INCENTIVE PLAN

[Amended and Restated as of January 1, 2005

in accordance with Section 409A of the Internal Revenue Code]

THIS IS THE OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN (“Plan”) of MidCarolina Financial Corporation (the “Company”), a North Carolina corporation with its principal office in Burlington, Alamance County, North Carolina, under which Incentive Stock Options and Non-Qualified Options to acquire shares of the Stock, Restricted Stock, Stock Appreciation Rights, Units, and/or Book Value Shares may be granted from time to time to Eligible Employees of the Company and of any of its Subsidiaries (the “Subsidiaries”), as restated and amended effective as of January 1, 2005 to comply with Section 409A of the Code, subject to the following provisions:

ARTICLE I

DEFINITIONS

The following terms shall have the meanings set forth below. Additional terms defined in this Plan shall have the meanings ascribed to them when first used herein.

Section 1.1. Bank. MidCarolina Bank, Burlington, North Carolina.

Section 1.2. Board. The Board of Directors of MidCarolina Bank.

Section 1.3. Book Value Share. The Right of a BVS Recipient (as defined in Section 7.1) to receive cash compensation when, as and in the amounts described in Article VII.

Section 1.4. Book Value Share Agreement. The agreement between the Company and the BVS Recipient with respect to Book Value Shares granted to such BVS Recipient, including such terms and provisions as are necessary or appropriate under Article VII.

Section 1.5. Change In Control Transaction. A transaction which constitutes a “change in control” as defined by Section 409A. As of the date of the adoption of this amended and restated Plan, Section 409A provides that a “change in control” means (i) a Change of Ownership; (ii) a Change in Effective Control; or (iii) a Change of Asset Ownership; in each case, as defined herein.

(a) A Change in Effective Control shall be deemed to have occurred on the date either (i) one person (or group) acquires (or has acquired during the preceding 12 months) ownership of stock of the Company possessing 35% or more of the total voting power of the Company’s stock or (ii) a majority of the Company’s Board of Directors is replaced during any 12 month period by directors whose election is not endorsed by a majority of the members of the Company’s Board of Directors prior to such election.

(b) A Change of Asset Ownership shall be deemed to have occurred on the date one person (or group) acquires (or has acquired during the preceding 12 months) assets from the Company that have a total gross fair market value that is equal to or exceeds 40% of the total gross fair market value of all the Company’s assets immediately prior to such acquisition.

(c) A Change of Ownership shall be deemed to have occurred on the date one person (or group) acquires ownership of stock of the Company that, together with stock previously held, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, provided that such person (or group) did not previously own 50% or more of the value or voting power of the stock of the Company.

Section 1.6. Code. The Internal Revenue Code of 1986, as amended.

Section 1.7. Committee. The Compensation Committee of the Board, which shall be composed solely of two or more members of the Board who are “non-employee directors” as described in Rule 16(b)(3) of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

Section 1.8. Common Stock. The Common Stock, no par value, of the Company.

Section 1.9. Death. The date and time of death of an Eligible Employee who has received Rights, as established by the relevant death certificate.

Section 1.10. Disability. The date on which an Eligible Employee who has received Rights becomes totally and permanently disabled, which means he (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits under an accident and health plan covering employees of the Company. If an Eligible Employee is determined to be totally disabled by the Social Security Administration, he shall also be considered totally and permanently disabled for purposes of the Plan.

Section 1.11. Effective Date. Pursuant to the action of the Board adopting the Plan, the date as of which this Plan is effective shall be the date it is approved by the Company’s shareholders. The Plan’s restated effective date is January 1, 2005 in order to comply with Section 409A.

Section 1.12. Eligible Employees. Those individuals who meet the following eligibility requirements:

(a) Such individual must be a full time employee of the Company or a Subsidiary. For this purpose, an individual shall be considered to be an “employee” only if there exists between the Company or a Subsidiary and the individual the legal and bona fide relationship of employer and employee. In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the purpose of collection of income tax at the source on wages shall be applied.

(b) If the Registration shall not have occurred, such individual must have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment involved in the receipt and/or exercise of a Right.

(c) Such individual, being otherwise an Eligible Employee under the foregoing items, shall have been selected by the Committee as a person to whom a Right or Rights shall be granted under the Plan.

Section 1.13. Fair Market Value. With respect to the Company’s Common Stock, the market price per share of such Common Stock determined by the Committee, consistent with the provisions set forth herein.

(a) Fair Market Value for Purposes of Incentive Stock Options means the value of a share of Common Stock determined consistent with the requirements of Section 422 of the Code at the time of the valuation. As of the date of the adoption of this Amended and Restated Plan, Section 422 provides the following definitions (by incorporating by reference Treasury Regulation §20.2031-2), as applicable: (i) if, on the applicable date, there is a market for the Common Stock on a stock exchange, in an over-the-counter market, or otherwise, the value of a share of Common Stock shall be deemed to be equal to the mean between the highest and lowest quoted selling prices on the valuation date; (ii) if, on the applicable date, there were no sales of Common Stock but there were sales on dates within a reasonable period both before and after the valuation date, the fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the valuation date, with the average weighted inversely by the respective number of trading days between the selling dates and the valuation date; (iii) if actual sales are not available during a reasonable period beginning before and ending after the valuation date, the fair market value shall be determined by taking the mean between the bona fide bid and asked prices on the valuation date, or if none, by taking a weighted average of the means between the bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the valuation date, if both such nearest dates are within a reasonable period, with the average weighted as provided in Section 1.13(a)(ii) above; (iv) if no actual sales prices or bona fide bid and asked prices are available on a date within a reasonable period before the valuation date, but such prices are available on a date within a reasonable period after the valuation date (or vice versa), then the mean between the highest and lowest available sales price or bid and asked prices may be taken as the value; (v) if it is established that the value of Common Stock determined as provided in Sections 1.13(a)(i) through 1.13(a)(iv) does not reflect the fair market value of the Common Stock, then some reasonable modification of that basis or other relevant facts and elements of value shall be considered in determining the fair market value; (vi) if Sections 1.13(a)(i) through 1.13(a)(iv) are not applicable, then the fair market value shall be determined by taking into account the Company’s net worth, prospective earning power and dividend-paying capacity, and other relevant factors, including the goodwill of the business, the economic outlook in the particular industry, the Company’s position in the industry and its management, the degree of control of the business represented by the block of Common Stock to be valued, the values of securities of corporations engaged in the same or similar lines of business which are listed on a stock exchange or the over-the-counter market, and various nonoperating assets as provided for in Treasury Regulation §20.2031-2(f).

(b) Fair Market Value for Purposes of Non-Qualified Stock Options means the fair market value of Common Stock determined consistent with the requirements of Section 409A. At the time of the adoption of this Plan, Section 409A provides the following definitions, as applicable: (i) if, on the applicable date, the Common Stock is readily tradable on an established securities market, the fair market value of the Common Stock may be determined based upon the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, or any other reasonable basis using actual transactions in such Common Stock as reported by such market and consistently applied (which, for purposes of the Plan and for so long as it is reasonable under Section 409A, shall be the mean between the highest and lowest quoted selling prices on the valuation date as provided in Section 1.13(a)(i) above); (ii) if, on the applicable date, the Common Stock is not readily tradable on an established securities market, the fair market value of the Common Stock means a value determined by the reasonable application of a reasonable valuation method, which method shall consider all available information material to the value of the Company and considers the following factors, as applicable: (1) the value of tangible and intangible assets of the Company, (2) the present value of future cash-flows of the Company, (3) the market value of stock or equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means (such as through trading prices on an established securities market or an amount paid in an arm’s length private transaction), (4) control premiums, (5) discounts for lack of marketability, and (6) whether the valuation method is used for other purposes that have a material economic effect on the Company, its stockholders or its creditors.

Section 1.14. ISO. An “incentive stock option” as defined in Section 422 of the Code.

Section 1.15. Non-Qualified Option. Any Option granted under Article III whether designated by the Committee as a Non-Qualified Option or otherwise, other than an Option designated by the Committee as an ISO, or any Option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.

Section 1.16. Option Agreement. The agreement between the Company and an Optionee with respect to Options granted to such Optionee, including such terms and provisions as are necessary or appropriate under Article III.

Section 1.17. Options. ISOs and Non-Qualified Options are collectively referred to herein as “Options;” provided, however, whenever reference is specifically made only to ISOs or Non-Qualified Options, such reference shall be deemed to be made to the exclusion of the other.

Section 1.18. Plan Pool. A total of Two Hundred Thousand (200,000) shares of authorized, but unissued, Common Stock, and as adjusted pursuant to Section 2.3(b), which shall be available as Stock under this Plan.

Section 1.19. Registration. The registration by the Company under the 1933 Act and applicable state “Blue Sky” and securities laws of this Plan, the offering of Rights under this Plan, the offering of Stock under this Plan, and/or the Stock acquirable under this Plan.

Section 1.20. Restricted Stock. The Stock which a Holder (as defined in Section 4.1(a)) shall be entitled to receive when, as and in the amounts described in Article IV.

Section 1.21. Restricted Stock Agreement. The agreement between the Company and a Holder with respect to Rights to receive Restricted Stock, including such terms and provisions as are necessary or appropriate under Article IV.

Section 1.22. Rights. The rights to exercise, purchase or receive the Options, Restricted Stock, Units, SARs and Book Value Shares described herein.

Section 1.23. Rights Agreement. An Option Agreement, a Restricted Stock Agreement, a Unit Agreement, a SAR Agreement or a Book Value Share Agreement.

Section 1.24. SAR. The Right of a SAR Recipient (as defined in Section 6.1(a)) to receive cash when, as and in the amounts described in Article VI.

Section 1.25. SAR Agreement. The agreement between the Company and a SAR Recipient with respect to the SAR awarded to the SAR Recipient, including such terms and conditions as are necessary or appropriate under Article VI.

Section 1.26. SEC. The Securities and Exchange Commission.

Section 1.27. Section 409A. Section 409A of the Code, as amended, including regulations and guidance issued thereunder from time to time.

Section 1.28. Separation from Service. When the Participant has incurred a “separation from service” as defined by Section 409A.

Section 1.29. Specified Employee. A “specified employee” as defined by Section 409A. As of the date of the adoption of this Plan, Section 409A provides that if the Company’s Common Stock is publicly traded on an established securities market or otherwise, then “specified employee” means senior officers who make $130,000 or more annually (limited to the top 3 such officers or, if greater (up to a maximum of 50), the top 10%); 1% owners whose compensation is $150,000 or more annually; and 5% owners regardless of their compensation).

Section 1.30. Stock. The shares of Common Stock in the Plan Pool available for issuance pursuant to the valid exercise of a Right or on which the cash value of a Right is to be based.

Section 1.31. Tax Withholding Liability. All federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

Section 1.32. Transfer. The sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, loan, gift, attachment, levy upon, assignment for the benefit of creditors, by operation of law (by will or descent and distribution), transfer by a qualified domestic relations order, a property settlement or maintenance agreement, transfer by result of the bankruptcy laws or otherwise of a share of Stock or of a Right.

Section 1.33. Units. The Right of a Unit Recipient (as defined in Section 5.1(a)) to receive a combination of cash and Stock when, as and in the amounts described in Article V.

Section 1.34. Unit Agreement. The agreement between the Company and Unit Recipient with respect to the award of Units to the Unit Recipient, including such terms and conditions as are necessary or appropriate under Article V.

Section 1.35. 1933 Act. The Securities Act of 1933, as amended.

Section 1.36. 1934 Act. The Securities Exchange Act of 1934, as amended.

ARTICLE II

GENERAL

Section 2.1. Purpose. The purposes of this Plan are to encourage and motivate key employees to contribute to the successful performance of the Company and its Subsidiaries and the growth of the market value of the Common Stock; to achieve a unity of purpose among such directors, key employees and the Company’s shareholders by providing ownership opportunities, and a unity of interest among such parties in the achievement of the Company’s primary long term performance objectives; and to retain key employees by rewarding them with potentially tax-advantageous future compensation. These objectives will be promoted through the granting of Rights to designated Eligible Employees pursuant to the terms of this Plan.

Section 2.2. Administration.

(a) The Plan shall be administered by the Committee which meets, and shall continue to meet, the standards of Rule 16b-3(d)(1) promulgated by the SEC under the 1934 Act. Subject to the provisions of SEC Rule 16b-3(d)(1), the Committee may designate any officers or employees of the Company or any Subsidiary to assist in the administration of the Plan, to execute documents on behalf of the Committee and to perform such other ministerial duties as may be delegated to them by the Committee.

(b) Subject to the provisions of the Plan, the determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive upon all persons affected thereby. By way of illustration and not of limitation, the Committee shall have the discretion (a) to construe and interpret the Plan and all Rights granted hereunder and to determine the terms and provisions (and amendments thereof) of the Rights granted under the Plan (which need not be identical); (b) to define the terms used in the Plan and in the Rights granted hereunder; (c) to prescribe, amend and rescind the rules and regulations relating to the Plan; (d) to determine the Eligible Employees to whom and the time or times at which such Rights shall be granted, the number of shares of Stock, as and when applicable, to be subject to each Right, the exercise, other relevant purchase price or value pertaining to a Right, and the determination of leaves of absence which may be granted to Eligible Employees without constituting a termination of their employment for the purposes of the Plan; and (e) to make all other determinations necessary or advisable for the administration of the Plan. Provided, however, that the Committee shall administer and interpret the Plan in a manner so as to comply with Section 409A to the extent that Section 409A applies to any portion(s) of the Plan.

(c) It shall be in the discretion of the Committee to grant Options to purchase shares of Stock which qualify as ISOs under the Code or which will be given tax treatment as Non-Qualified Options. Any Options granted which fail to satisfy the requirements for ISOs shall become Non-Qualified Options.

(d) The Company may, at its discretion, register the (i) offering of shares of Stock pertaining to or underlying the Rights and the offering of Rights pursuant to this Plan, (ii) this Plan and (iii) the Rights, to the extent required, under the 1933 Act and applicable state securities and “Blue Sky” laws (the “Registration”). In such event, the Company shall make available to Eligible Employees receiving Rights, and/or shares of Stock in connection therewith, all disclosure documents required under such federal and state laws. If such Registration shall not occur, the Committee shall be responsible for supplying the recipient of a Right, and/or shares of Stock in connection therewith, with such information about the Company as is contemplated by the federal and state securities laws in connection with exemptions from the registration requirements of such laws, as well as providing the recipient of a Right with the opportunity to ask questions and receive answers concerning the Company and the terms and conditions of the Rights granted under this Plan. In addition, if such Registration shall not occur, the Committee shall be responsible for determining the maximum number of Eligible Employees and the suitability of particular persons to be Eligible Employees in order to comply with applicable federal and state securities statutes and regulations governing such exemptions.

(e) In determining the Eligible Employees to whom Rights shall be granted and the number of shares of stock to be covered by each Right, the Committee shall take into account the nature of the services rendered by such Eligible Employees, their present and potential contributions to the success of the Company and/or the Subsidiaries and such other factors as the Committee shall deem relevant. An Eligible Employee who has been granted a Right under the Plan may be granted additional Rights under the Plan if the Committee shall so determine.

If, pursuant to the terms of the Plan, or otherwise in connection with the Plan, it is necessary that the percentage of stock ownership of an Eligible Employee be determined, the ownership attribution provisions set forth in Section 424(d) of the Code shall be controlling.

(f) The granting of Rights pursuant to this Plan is in the exclusive discretion of the Committee, and until the Committee acts, no individual shall have any rights under this Plan. The terms of this Plan shall be interpreted in accordance with this intent.

Section 2.3. Stock Available For Rights.

(a) Shares of the Stock shall be subject to, or underlying, grants of Options, Restricted Stock, SARs, Units and Book Value Shares under this Plan. The total number of shares of Stock for which, or with respect to which, Rights may be granted (including the number of shares of Stock in respect of which SARs, Units and Book Value Shares may be granted) under this Plan shall be those designated in the Plan Pool. In the event that a Right granted under the Plan to any Eligible Employee expires or is terminated unexercised as to any shares of Stock covered thereby, such shares thereafter shall be deemed available in the Plan Pool for the granting of Rights under this Plan; provided, however, if the expiration or termination date of a Right is beyond the term of the Plan as described in Section 8.3, then any shares of Stock covered by unexercised or terminated Rights shall not reactivate the existence of this Plan and therefore shall not be available for additional grants of Rights under this Plan.

(b) In the event the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, share exchange acquisition, combination or reclassification appropriate proportionate adjustments will be made in: (i) the aggregate number and/or kind of shares of Stock in the Plan Pool that may be issued pursuant to the exercise of, or that are underlying, Rights granted hereunder; (ii) the exercise or other purchase price and the number and/or kind of shares of Stock called for with respect to, or underlying, each outstanding Right granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan or any Rights Agreement. Any such adjustments will be made only by the Committee, subject to ratification by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Rights then outstanding. Any adjustments made hereunder will comply with the requirements of Section 409A either to maintain the status of the Rights as exempt from the Section 409A requirements or to keep the Rights compliant with the requirements of Section 409A, as applicable. Except as provided in Section 6.2(g), no such adjustments will be required by reason of (i) the issuance or sale by the Company for cash of additional shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock, or (ii) the issuance of shares of Common Stock in exchange for shares of the capital stock of any corporation, financial institution or other organization acquired by the Company or any subsidiary in connection therewith.

(c) The grant of a Right pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(d) No fractional shares of Stock shall be issued under this Plan for any adjustment under Section 2.3(b).

Section 2.4. Section 409A Matters. This Plan has been amended and restated following the addition of Section 409A to the Code by The American Jobs Creation Act of 2004 and following the issuance of Proposed Treasury Regulations and Notice 2005-1. Notwithstanding anything to the contrary in this Plan or in any Rights Agreement, (i) this Plan and each Rights Agreement may be amended from time to time as the Committee may determine to be necessary or appropriate in order to avoid any grant of any Rights, this Plan, or any Rights Agreement from resulting in the inclusion of any compensation in the gross income of any Participant under Section 409A as amended from time to time, and (ii) if any provision of this Plan or of any Rights Agreement would otherwise result in the inclusion of any compensation in the gross income of any Participant under Section 409A as amended from time to time, then such provision shall not apply as to such Participant and the Committee, in its discretion, may apply in lieu thereof another provision that (in the judgment of the Committee) accomplishes the intent of this Plan or such Rights Agreement without resulting in such inclusion.

ARTICLE III

OPTIONS

Section 3.1. Grant of Options.

(a) The Company may grant Options to Eligible Employees as provided in this Article III. Options will be deemed granted pursuant to this Article III only upon (i) authorization by the Committee, and (ii) the execution and delivery of an Option Agreement by the Eligible Employee optionee (the “Optionee”) and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon authorization of such grant by the Committee. The aggregate number of shares of Stock potentially acquirable under all Options granted shall not exceed the total number of shares of Stock in the Plan Pool, less all shares of Stock potentially acquired under, or underlying, all other Rights outstanding under this Plan.

(b) The Committee shall designate Options at the time a grant is authorized as either ISOs or Non-Qualified Options. The aggregate Fair Market Value (determined as of the time an ISO is granted) of the shares of Stock as to which an ISO may first become exercisable by an Optionee in a particular calendar year (pursuant to Article III and all other plans of the Company and/or its Subsidiaries) may not exceed $100,000 (the “$100,000 Limitation”). If an Optionee is granted Options in excess of the $100,000 Limitation, or if such Options otherwise become exercisable with respect to the number of shares of Stock which would exceed the $100,000 Limitation, such excess Options shall be Non-Qualified Options.

Section 3.2. Exercise Price. The exercise price of each Option granted under the Plan (the “Exercise Price”) shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant of the Option. In the case of ISOs granted to a shareholder who owns capital stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of the capital stock of the Company (a “10% Shareholder”), the Exercise Price of each Option granted under the Plan to such 10% Shareholder shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant of the Option.

Section 3.3. Terms and Conditions of Options.

(a) All Options must be granted within ten (10) years of the Effective Date.

(b) The Committee may grant ISOs and Non-Qualified Options, either separately or jointly, to an Eligible Employee.

(c) The grant of Options shall be evidenced by an Option Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article III.

(d) At the discretion of the Committee, an Optionee, as a condition to the granting of the Option, must execute and deliver to the Company a confidential information agreement approved by the Committee.

(e) Nothing contained in Article III, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Article III will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of the Company or any of its Subsidiaries.

(f) Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the “Vesting Period”) with respect to the total number of shares of Stock acquirable thereunder. Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion; provided that the Committee may, at the time of grant of an Option, designate that, notwithstanding any otherwise applicable Vesting Period, such Option shall vest immediately prior and subject to the consummation of a Change In Control Transaction (which may cause an Option granted as an ISO to be deemed a Non-Qualified Option).

(g) Not less than one hundred (100) shares of Stock may be purchased at any one time through the exercise of an Option unless the number purchased is the total number at that time purchasable under all Options granted to the Optionee.

(h) An Optionee shall have no rights as a shareholder of the Company with respect to any shares of Stock underlying such Option until payment in full of the Exercise Price by such Optionee for the stock being purchased. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Section 2.3(b).

(i) All shares of Stock obtained pursuant to an Option which qualifies as an ISO shall be held in escrow for a period which ends on the later of (i) two (2) years from the date of the granting of the ISO or (ii) one (1) year after the issuance of such shares pursuant to the exercise of the ISO. Such shares of Stock shall be held by the Company or its designee. The Optionee who has exercised the ISO shall have all rights of a shareholder, including, but not limited, to the rights to vote, receive dividends and sell such shares. The sole purpose of the escrow is to inform the Company of a disqualifying disposition of the shares of Stock acquired within the meaning of Section 422 of the Code, and it shall be administered solely for this purpose.

(j) All Non-Qualified Stock Options shall be issued at no less than 100% of Fair Market Value as provided for in Sections 1.13(b) and 3.2. The number of shares subject to each Nonqualified Stock Option will be fixed in the applicable Option Agreement.

When the Non-Qualified Stock Options are transferred or exercised, the transfer or exercise shall be subject to taxation under Code Section 83 and Treasury Regulation §1.83-7. No Non-Qualified Stock Option awarded hereunder shall contain any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the option under Treasury Regulation §1.83-7 or the time the stock acquired pursuant to the exercise of the option first becomes substantially vested as defined in Treasury Regulation §1.83-3(b). Further, each Non-Qualified Stock Option will comply with any other Section 409A requirement in order to maintain the status of the Non-Qualified Stock Option as exempt from the requirements of Section 409A.

Section 3.4. Exercise of Options.

(a) An Optionee must at all times be an Eligible Employee from the date of grant until the exercise of the Options granted, except as provided in Section 3.5(b).

(b) An Option may be exercised to the extent exercisable (i) by giving written notice of exercise to the Company, specifying the number of shares of Stock to be purchased and, if applicable, accompanied by full payment of the Exercise Price thereof and the amount of withholding taxes pursuant to Section 3.4(c) below; and (ii) by giving assurances satisfactory to the Company that the shares of Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event of the prior occurrence of the Registration or in the event resale of such Stock without such Registration would otherwise be permissible, the second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act or any other applicable law, regulation or rule of any governmental agency. Alternatively, an Option may also be exercised, if permitted by the terms of the Option Agreement and applicable law, by delivery of, along or in conjunction with a partial cash or instrument payment, (i) a fully-secured, recourse promissory note, or (ii) shares of Stock already owned by the Optionee or to be received upon exercise of the Option in a “cashless exercise.” The Committee may, in the relevant Option Agreement, also permit an Optionee (either on a selective or group basis) to simultaneously exercise Options and sell the shares of Stock thereby acquired, and use the proceeds from such sale as payment of the exercise price of such Options. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Option may be used by the Company for general corporate purposes.

(c) As a condition to the issuance of the Stock upon full or partial exercise of a Non-Qualified Option, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company’s Tax Withholding Liability required in connection with such exercise.

(d) The Exercise Price of an Option shall be payable to the Company either (i) in United States dollars, in cash or by check, bank draft or money order payable to the order of the Company, or (ii) at the discretion of the Committee, through the delivery of outstanding shares of the Common Stock owned by the Optionee with a Fair Market Value at the date of delivery equal to the Exercise Price, or (iii) at the discretion of the Committee by a combination of (i) and (ii) above. No shares of Stock shall be delivered until full payment has been made.

Section 3.5. Term and Termination of Option.

(a) The Committee shall determine, and each Option Agreement shall state, the expiration date or dates of each Option, but such expiration date shall be not later than ten (10) years after the date such Option is granted (the “Option Period”). In the event an ISO is granted to a 10% Shareholder, the expiration date or dates of each Option Period shall be not later than five (5) years after the date such Option is granted. The Committee, in its discretion, may extend the expiration date or dates of an Option Period after such date was originally set; provided, however, such expiration date may not exceed the maximum expiration date described in this Section 3.5(a).

(b) To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that each such Option will terminate upon the earlier of: (i) twelve (12) months after the date that the Optionee ceases to be an Eligible Employee by reason of Death or Disability; or (ii) immediately as of the date that the Optionee ceases to be an Eligible Employee for any reason other than Death or Disability. Any portions of Options not exercised within the foregoing periods shall terminate.

Section 3.6. Change in Control Transaction. All or any part of the Options theretofore granted under this Article III shall become immediately exercisable in full and may thereafter be exercised on the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof, and except to the extent that such acceleration of exercisability would result in an “excess parachute payment” within the meaning of Section 280G of the Code). Any Option that has not been fully exercised on or before the date of consummation of the Change in Control Transaction shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all Options theretofore granted, or the substitution for such Options of options to acquire the voting stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments in the number and kind of shares and prices, in which event the Options theretofore granted shall continue in the manner and under the terms so provided.

Section 3.7. Restrictions On Transfer. An Option granted under Article III may not be Transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee to whom it was granted, may be exercised only by such Optionee.

Section 3.8. Stock Certificates. Certificates representing the Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a “stop transfer” order against such shares of Stock until all restrictions and conditions set forth in this Article III, the applicable Option Agreement, and in the legends referred to in this Section 3.8 have been complied with.

Section 3.9. Amendment and Discontinuance. The Board may at any time alter, suspend, terminate or discontinue the Plan, subject to any applicable regulatory requirements and any required shareholder approval or any shareholder approval which the Board may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange or quotation system listing requirements. Provided, however, that to the extent Section 409A applies to any Option, then any alteration, suspension, termination or discontinuance of the Plan shall not be effective unless it complies with Section 409A. Further provided, that the Board may not, without the consent of the holder of an Option previously granted, make any alteration which would deprive the optionee of his rights with respect thereto.

Section 3.10. Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Article III are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Article III or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Section 3.11. Section 409A Matters. It is intended that the Options awarded under the Plan meet the requirements of the Section 409A exemption for options such that Section 409A does not apply to the Options issued under the Plan. However, to the extent that the Board determines that any Option granted under the Plan is subject to Section 409A, the Option Agreement evidencing such Option shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and Option Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Board determines that any Option may be subject to Section 409A, the Board may adopt such amendments to the Plan and the applicable Option Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Option from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (2) comply with the requirements of Section 409A.

ARTICLE IV

RESTRICTED STOCK GRANTS

Section 4.1. Grants of Restricted Stock.

(a) The Company may grant Restricted Stock or Rights to receive Restricted Stock to Eligible Employees as provided in this Article IV. Shares of Restricted Stock,

or Rights thereto, will be deemed granted only upon (i) authorization by the Committee and (ii) the execution and delivery of a Restricted Stock Agreement by the Eligible Employee to whom such Restricted Stock is to be issued (the “Holder”) and a duly authorized officer of the Company. Restricted Stock will not be deemed to have been granted merely upon authorization by the Committee. The aggregate number of shares of Restricted Stock potentially acquirable under all Rights to acquire Restricted Stock shall not exceed the total number of shares of Stock in the Plan Pool, less all shares of Stock potentially acquirable under, or underlying, all other Rights outstanding under this Plan.

(b) Each grant of Restricted Stock, or Rights thereto, pursuant to this Article IV will be evidenced by a Restricted Stock Agreement between the Company and the Holder in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article IV.

(c) Without limiting the foregoing, each Restricted Stock Agreement shall include the following terms and conditions:

(i) Nothing contained in this Article IV, any Restricted Stock Agreement or in any other agreement executed in connection with the issuance of Restricted Stock under this Article IV will confer upon any Holder any right with respect to the continuation of his or her status as an employee of the Company or any of its Subsidiaries.

(ii) Except as otherwise provided herein, each Restricted Stock Agreement shall specify the period or periods of time within which each Right to receive Restricted Stock or portion thereof will first become exercisable (the “Vesting Period”) with respect to the total number of shares of Restricted Stock acquirable thereunder. Such Vesting Periods will be fixed by the Committee in its discretion, but generally shall be at least two (2) years and one day of continued service with the Company. The Committee may, in its discretion, establish a shorter Vesting Period by specifically providing for such shorter period in the Restricted Stock Agreement; provided, however, that the Vesting Period shall not be less than one (1) year and one day of continued service with the Company after the date on which the Restricted Stock Right is granted. The Committee may, at the time of grant of a Restricted Stock, designate that, notwithstanding any otherwise applicable Vesting Period, such Restricted Stock shall vest immediately prior and subject to the consummation of a Change In Control Transaction.

Section 4.2. Restrictions on Transfer of Restricted Stock.

(a) Rights to acquire Restricted Stock may not be Transferred, and shares of Restricted Stock acquired by a Holder may be Transferred only in accordance with the specific limitations on the Transfer of Restricted Stock imposed by applicable state or federal securities laws and set forth below, and subject to certain undertakings of the transferee set forth in Section 4.2(c). All Transfers of Restricted Stock not meeting the conditions set forth in this Section 4.2(a) are expressly prohibited.

(b) Any Transfer of Rights to acquire Restricted Stock and any prohibited Transfer of Restricted Stock is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this Section 4.2(b), or exercise any other legal or equitable remedy.

(c) Any Transfer of Restricted Stock that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure the Company’s rights under a Restricted Stock Agreement and this Article IV are adequately protected with respect to the Restricted Stock so Transferred. Such documents may include, without limitation, an agreement by the transferee to be bound by all of the terms of this Plan applicable to Restricted Stock, and of the applicable Restricted Stock Agreement, as if the transferee were the original Holder of such Restricted Stock.

(d) To facilitate the enforcement of the restrictions on Transfer set forth in this Article IV, the Committee may, at its discretion, require the Holder of shares of Restricted Stock to deliver the certificate(s) for such shares with a stock power executed in blank by Holder and Holder’s spouse, to the Secretary of the Company or his or her designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Plan. The certificates may be held in escrow so long as the shares of Restricted Stock whose ownership they evidence are subject to any restriction on Transfer under this Article IV or under a Restricted Stock Agreement. Each Holder acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Article IV, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to a Restricted Stock Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

Section 4.3. Exercise.

(a) Upon satisfaction of the Vesting Period, the Holder shall be entitled to exercise his Rights to receive Restricted Stock, and a certificate for the number of shares of Stock issued which are no longer subject to restrictions shall be delivered to the Holder on the 30th day following the satisfaction and/or lapse of the restrictions.

(b) To the extent not previously exercised, each grant of Rights to receive Restricted Stock will terminate upon the expiration of the Restricted Stock Period specified in the Restricted Stock Agreement; provided, however, that each such grant of Rights to receive Restricted Stock will terminate upon the earlier of: (i) twelve (12) months after the date that the Holder ceases to be an Eligible Employee by reason of Death or Disability; or (ii) immediately as of the date that the Holder ceases to be an Eligible Employee for any reason other than Death or Disability. Any portions of the grant of Rights to acquire Restricted Stock to a Holder not exercised within the foregoing periods shall terminate.

Section 4.4. Change in Control Transaction. All or any part of the grants of Rights to receive Restricted Stock theretofore made under the Plan shall become immediately exercisable in full and may thereafter be exercised on the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof, and except to the extent that such acceleration of exercisability would result in an “excess parachute payment” within the meaning of Section 280G of the Code). Any grant of a Right to receive Restricted Stock that has not been fully exercised on or before the date of consummation of the Change in Control Transaction shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all grants of Restricted Stock, or Rights thereto, theretofore made, or the substitution for such grants of Restricted Stock, or Rights thereto, of grants of Restricted Stock to acquire the voting stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the grants of Restricted Stock, or Rights thereto, theretofore made shall continue in the manner and under the terms so provided.

Section 4.5. Compliance with Law. Notwithstanding any other provision of this Article IV, Restricted Stock may be issued pursuant to this Article IV only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition. The Company may include shares of Restricted Stock in a Registration, but will not be required to register or qualify Restricted Stock with the SEC or any state agency, except that the Company will register with, or as required by local law, file for and secure an exemption from such registration requirements from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Employee would be issued Restricted Stock hereunder prior to such issuance.

Section 4.6. Stock Certificates. Certificates representing the Restricted Stock issued pursuant to this Article IV will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a “stop transfer” order against shares of Restricted Stock until all restrictions and conditions set forth in this Article IV, the applicable Restricted Stock Agreement and in the legends referred to in this Section 4.6, have been complied with.

Section 4.7. Market Standoff. To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no Holder of any shares of Restricted Stock will sell or otherwise Transfer any such shares not included in such underwriting, or not previously registered in a Registration, during the one hundred twenty (120) day period following the effective date of the registration statement filed with the SEC in connection with such offering.

Section 4.8. Amendment and Discontinuance. The Board may at any time alter, suspend, terminate or discontinue the Plan, subject to any applicable regulatory requirements and any required shareholder approval or any shareholder approval which the Board may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange or quotation system listing requirements. Provided, however, that to the extent Section 409A applies to any Restricted Stock or Right thereto, then any alteration, suspension, termination or discontinuance of the Plan shall not be effective unless it complies with Section 409A. Further provided, that the Board may not, without the consent of the Holder of a Restricted Share previously granted, make any alteration which would deprive the Holder of his rights with respect thereto.

Section 4.9. Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Article IV are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Article IV or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Section 4.10. Section 409A Matters. The Restricted Stock, or Rights thereto, awarded under this Plan are intended to be taxed under the provisions of Section 83 of the Code, and are not intended to provide and do not provide for the deferral of compensation within the meaning of Section 409A. However, to the extent that the Board determines that any Restricted Stock or Right thereto granted under the Plan is subject to Section 409A, the Restricted Stock Agreement evidencing such Restricted Stock or Right thereto shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and Restricted Stock Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Board determines that any Restricted Stock or Rights thereto may be subject to Section 409A, the Board may adopt such amendments to the Plan and the applicable Restricted Stock Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Restricted Stock or Rights thereto from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Restricted Stock or Rights thereto, or (2) comply with the requirements of Section 409A.

ARTICLE V

LONG-TERM INCENTIVE COMPENSATION UNITS

Section 5.1. Awards of Units.

(a) The Committee may grant awards of Units to Eligible Employees as provided in this Article V. Units will be deemed granted only upon (i) authorization by the Committee and (ii) the execution and delivery of a Unit Agreement by the Eligible Employee to whom Units are to be granted (a “Unit Recipient”) and an authorized officer of the Company. Units will not be deemed granted merely upon authorization by the Committee. Units may be granted in such amounts and to such Unit Recipients as the Committee may determine in its sole discretion subject to the limitation in Section 5.2 below.

(b) Each grant of Units pursuant to this Article V will be evidenced by a Unit Award Agreement between the Company and the Unit Recipient in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article V.

(c) Except as otherwise provided herein, Units will be distributed only after the end of a performance period of two or more years (“Performance Period”) beginning with the year in which such Units were awarded. The Performance Period shall be set by the Committee for each year’s awards and shall be set forth in writing in the Unit Award Agreement.

(d) The percentage of the Units awarded under this Section 5.1 or credited pursuant to Section 5.5 that will be distributed to Unit Recipients shall depend on the levels of financial performance and other performance objectives achieved during each year of the Performance Period; provided, however, that the Committee may adopt one or more performance categories or eliminate all performance categories other than financial performance. Financial performance shall be based on the consolidated results of the Company and its Subsidiaries prepared on the same basis as the financial statements published for financial reporting purposes and determined in accordance with Section 5.1(e) below. Other performance categories adopted by the Committee shall be based on measurements of performance as the Committee shall deem appropriate. The financial performance and other performance categories to be met shall be set forth in writing in the Unit Award Agreement.

(e) Distributions of Units awarded will be based on the Company’s financial performance with results from other performance categories applied as a factor, not exceeding one, against financial results. The annual financial and other performance results will be averaged over the Performance Period and translated into percentage factors according to graduated criteria established by the Committee for the entire Performance Period. The resulting percentage factors shall determine the percentage of Units to be distributed.

No distributions of Units, based on financial performance and other performance, shall be made if a minimum average percentage of the applicable measurement of performance, to be established by the Committee, is not achieved for the Performance Period. The performance levels achieved for each Performance Period and percentage of Units to be distributed shall be conclusively determined by the Committee.

(f) The percentage of Units awarded and which Unit Recipients become entitled to receive based on the levels of performance (including those Units credited under

Section 5.5) will be determined as soon as practicable after each Performance Period and are called “Retained Units.”

(g) After determination of the number of Retained Units, such Retained Units shall be distributed in the form of a combination of shares and cash on the 60th day following the conclusion of the applicable Performance Period(s). The Committee, in its sole discretion, will determine how much of the Retained Unit will be distributed in cash and how much will be distributed in shares of stock. The Units awarded, but which Unit Recipients do not become entitled to receive, shall be cancelled.

(h) Notwithstanding any other provision in this Article V, the Committee, if it determines in its sole discretion that it is necessary or advisable under the circumstances, may adopt rules pursuant to which Eligible Employees by virtue of hire, or promotion or upgrade to a higher employee grade classification, or special individual circumstances, may be granted the total award of Units or any portion thereof, with respect to one or more Performance Periods that began in prior years and at the time of the awards have not yet been completed.

Section 5.2. Limitations. The aggregate number of shares of Stock potentially distributable under all Units granted, including those Units credited pursuant to Section 5.5, shall not exceed the total number of shares of Stock in the Plan Pool, less all shares of Stock potentially acquirable under, or underlying, all other Rights outstanding under this Plan.

Section 5.3. Terms and Conditions.

(a) All awards of Units must be made within ten (10) years of the Effective Date.

(b) The award of Units shall be evidenced by a Unit Award Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article V.

(c) Nothing contained in this Article V, any Unit Award Agreement or in any other agreement executed in connection with the award of Units under this Article V will confer upon any Unit Recipient any right with respect to the continuation of his or her status as an employee of the Company or any of its Subsidiaries.

(d) A Unit Recipient shall have no rights as a shareholder of the Company with respect to any Units until the distribution of shares of Stock in connection therewith. No adjustment shall be made in the number of Units for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Sections 2.3(b) and 5.6(a).

Section 5.4. Special Distribution Rules.

(a) Except as otherwise provided in this Section 5.4, a Unit Recipient must be an Eligible Employee from the date a Unit is awarded to him or her continuously through and including the date of distribution of such Unit.

(b) In case of the Death or Disability of a Unit Recipient prior to the end of any Performance Period, whether before or after any event set forth in Section 5.6(b) below, the number of Units awarded to the Unit Recipient for such Performance Period shall be reduced pro rata based on the number of months remaining in the Performance Period after the month of Death or Disability. The remaining Units, reduced in the discretion of the Committee to the percentage indicated by the levels of performance achieved prior to the date of Death or Disability, if any, shall be distributed within a reasonable time after Death or Disability. All other Units awarded to the Unit Recipient for such Performance Period shall be cancelled.

(c) In case of the termination of the Unit Recipient’s status as an Eligible Employee prior to the end of any Performance Period for any reason other than Death or Disability, all Units awarded to the Unit Recipient with respect to any such Performance Period shall be immediately forfeited and cancelled.

(d) Upon a Unit Recipient’s promotion to a higher employee grade classification, the Committee may award to the Unit Recipient the total Units, or any portion thereof, which are associated with the higher employee grade classification for the current Performance Period.

Notwithstanding any other provision of the Plan, the Committee may reduce or eliminate awards to a Unit Recipient who has been demoted to a lower employee grade classification, and where circumstances warrant, may permit continued participation, proration or early distribution, or a combination thereof, of awards which would otherwise be cancelled.

Section 5.5. Dividend Equivalent Units. On each record date for dividends on the Common Stock, an amount equal to the dividend payable on one share of Common Stock will be determined and credited (the “Dividend Equivalent Credit”) on the payment date to each Unit Recipient’s account for each Unit which has been awarded to the Unit Recipient and not distributed or cancelled. Such amount will be converted within the account to an additional number of Units equal to the number of shares of Common Stock that could be purchased at Fair Market Value on such dividend payment date. These Units will be treated for purposes of this Article V in the same manner as those Units granted pursuant to Section 5.1.

Section 5.6. Adjustments.

(a) In addition to the provisions of Section 2.3(b), if an extraordinary change occurs during a Performance Period which significantly alters the basis upon which the performance levels were established under Section 5.1 for that Performance Period, to avoid distortion in the operation of this Article V, but subject to Section 5.2, the Committee may make adjustments in such performance levels to preserve the incentive features of this Article V, whether before or after the end of the Performance Period, to the extent it deems appropriate in its sole discretion, which adjustments shall be conclusive and binding upon all parties concerned. Such changes may include, without limitation, adoption of, or changes in, accounting practices, tax laws and regulatory or other laws or regulations; economic changes not in the ordinary course of business cycles; or compliance with judicial decrees or other legal authorities. Provided, however, that no adjustment shall be made under this Section 5.6(a) if the adjustment would cause the Units granted hereunder to be considered deferred compensation for purposes of Section 409A, or otherwise subject the Units to Section 409A.

(b) All or any part of the Units theretofore awarded under this Article V shall become immediately distributable (reduced pro rata based on the number of months remaining in the Performance Period after the consummation of the Change in Control Transaction) and may thereafter be distributed on the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof, and except to the extent that such acceleration of distribution would result in an “excess parachute payment” within the meaning of Section 280G of the Code). Any Units that have not been distributed on or before the date of consummation of the Change in Control Transaction shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all awards of Units theretofore made, or the substitution for such Units of awards of compensation units having comparable characteristics under a long term incentive award plan of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments, in which event the awards of Units theretofore made shall continue in the manner and under the terms so provided.

Section 5.7. Other Conditions.

(a) No person shall have any claim to be granted an award of Units under this Article V and there is no obligation for uniformity of treatment of Eligible Employees or Unit Recipients under this Article IV. Units under this Article V may not be Transferred.

(b) The Company shall have the right to deduct from any distribution or payment in cash under this Article V, and the Unit Recipient or other person receiving shares of Stock under this Article V shall be required to pay to the Company, any Tax Withholding Liability. The number of shares of Stock to be distributed to any individual Unit Recipient may be reduced by the number of shares of Stock, the Fair Market Value on the Distribution Date (as defined in Section 5.7(d) below) of which is equivalent to the cash necessary to pay any Tax Withholding Liability, where the cash to be distributed is not sufficient to pay such Tax Withholding Liability or the Unit Recipient may deliver to the Company cash sufficient to pay such Tax Withholding Liability.

(c) Any distribution of shares of Stock under this Article V may be delayed until the requirements of any applicable laws or regulations, and any stock exchange or Nasdaq National Market requirements, are satisfied (if the delay is in compliance with Section 409A). The shares of Stock distributed under this Article V shall be subject to such restrictions and conditions on disposition as counsel for the Company shall determine to be desirable or necessary under applicable law.

(d) For the purpose of distribution of Units in cash, the value of a Unit shall be the Fair Market Value on the Distribution Date. The “Distribution Date” shall be the first business day coincident with or next following April 1st of the year of distribution, except that in the case of special distributions the Distribution Date shall be the first business day of the month in which the Committee determines the distribution.

(e) Notwithstanding any other provision of this Article V, no Dividend Equivalent Credits shall be made and no distributions of Units shall be made if at the time a Dividend Equivalent Credit or distribution would otherwise have been made:

(i) The regular quarterly dividend on the Common Stock has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding shares of capital stock of the Company;

(ii) The rate of dividends on the Common Stock is lower than at the time the Units to which the Dividend Equivalent Credit relates were awarded, adjusted for any change of the type referred to in Section 2.3(b).

(iii) Estimated consolidated net income of the Company for the twelve-month period preceding the month the Dividend Equivalent Credit or distribution would otherwise have been made is less than the sum of the amount of the Dividend Equivalent Credits and Units eligible for distribution under this Article V in that month plus all dividends applicable to such period on an accrual basis, either paid, declared or accrued at the most recently paid rate, on all outstanding shares of Common Stock; or

(iv) The Dividend Equivalent Credit or distribution would result in a default in any agreement by which the Company is bound.

(f) In the event net income available under Section 5.7(e) above for Dividend Equivalent Credits and awards eligible for distribution under this Article V is sufficient to cover part but not all of such amounts, the following order shall be applied in making payments: (i) Dividend Equivalent Credits, (ii) Units eligible for distribution under this Article V.

Section 5.8. Designation of Beneficiaries. A Unit Recipient may designate a beneficiary or beneficiaries to receive all or part of the Stock and/or cash to be distributed to the Unit Recipient under this Article V in case of Death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Unit Recipient at any time. A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the Unit Recipient and delivered to the Company prior to the Unit Recipient’s Death. In case of the Unit Recipient’s Death, the amounts to be distributed to the Unit Recipient under this Article V with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Article V to the designated beneficiary or beneficiaries. The amount distributable to a Unit Recipient upon Death and not subject to such a designation shall be distributed to the Unit Recipient’s estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article V, the amount in question may be paid to the estate of the Unit Recipient, in which event the Company shall have no further liability to anyone with respect to such amount.

Section 5.9. Restrictions On Transfer. Units granted under Article V may not be Transferred except as provided in Section 5.8; during the lifetime of the Unit Recipient to whom it was awarded, cash and stock receivable with respect to Units may be received only by such Unit Recipient.

Section 5.10. Amendment and Discontinuance. The Board may at any time alter, suspend, terminate or discontinue the Plan, subject to any applicable regulatory requirements and any required shareholder approval or any shareholder approval which the Board may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange or quotation system listing requirements. Provided, however, that to the extent Section 409A applies to any Unit, then any alteration, suspension, termination or discontinuance of the Plan shall not be effective unless it complies with Section 409A. The Board may not, without the consent of the Unit Recipient, make any alteration which would deprive the Unit Recipient of his rights with respect thereto.

Section 5.11. Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Article V are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Article V or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Section 5.12. Section 409A Matters. The Units awarded under this Plan are intended to be taxed under the provisions of Section 83 of the Code, and are not intended to provide and do not provide for the deferral of compensation within the meaning of Section 409A. However, to the extent that the Board determines that any Unit granted under the Plan is subject to Section 409A, the Unit Award Agreement evidencing such Unit shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and Unit Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Board determines that any Units may be subject to Section 409A, the Board may adopt such amendments to the Plan and the applicable Unit or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Unit from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Unit, or (2) comply with the requirements of Section 409A.

ARTICLE VI

STOCK APPRECIATION RIGHTS

Section 6.1. Grants of SARs.

(a) The Company may grant SARs to Eligible Employees under this Article VI. SARs will be deemed granted only upon (i) authorization by the Committee and (ii) the execution and delivery of a SAR Agreement by the Eligible Employee to whom the SARs are to be granted (the “SAR Recipient”) and a duly authorized officer of the Company. SARs will not be deemed granted merely upon authorization by the Committee. The aggregate number of shares of Stock which shall underlie SARs granted hereunder shall not exceed the total number of shares of Stock in the Plan Pool, less all shares of Stock potentially acquirable under, or underlying, all other Rights outstanding under this Plan.

(b) Each grant of SARs pursuant to this Article VI shall be evidenced by a SAR Agreement between the Company and the SAR Recipient, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article VI.

Section 6.2. Terms and Conditions of SARs.

(a) All SARs must be granted within ten (10) years of the Effective Date.

(b) Each SAR issued pursuant to this Article VI shall have an initial base value (the “Base Value”) equal to the Fair Market Value of a share of Common Stock on the date of issuance of the SAR (the “SAR Issuance Date”).

(c) Nothing contained in this Article VI, any SAR Agreement or in any other agreement executed in connection with the granting of a SAR under this Article VI will confer upon any SAR Recipient any right with respect to the continuation of his or her status as an employee of the Company or any of its Subsidiaries.

(d) Except as otherwise provided herein, each SAR Agreement shall specify the number of shares of Stock covered by the SAR being awarded and the period or periods of time within which each SAR or portion thereof will first become exercisable (the “SAR Vesting Period”) with respect to the total Cash Payment (as defined in Section 6.4(b)) receivable thereunder.

(e) SARs relating to no less than one hundred (100) shares of Stock may be exercised at any one time unless the number exercised is the total number at that time exercisable under all SARs granted to the SAR Recipient.

(f) A SAR Recipient shall have no rights as a shareholder of the Company with respect to any shares of Stock covered by such SAR. However, adjustment shall be made to each SAR granted for dividends (ordinary or extraordinary, whether in cash, securities or other property), and upon the sale by the Company for cash of additional shares of its Common Stock. Provided, however, that no adjustment shall be made if the adjustment would cause the SARs granted hereunder to be considered deferred compensation for purposes of Section 409A, or would otherwise subject the SARs to Section 409A.

(g) A SAR Recipient is not entitled to dividend equivalents or similar rights with respect to the SARs granted hereunder.

(h) Notwithstanding anything in the Plan to the contrary, no SAR shall contain any feature for the deferral of compensation other than the right to receive compensation equal to the difference between the Base Value on the date of grant and the Fair Market Value of the Stock on the date of Exercise.

Section 6.3. Restrictions on Transfer of SARs. Each SAR granted under this Article VI may not be Transferred except by will or the laws of descent and distribution and, during the lifetime of the SAR Recipient to whom it was granted, may be exercised only by such SAR Recipient.

Section 6.4. Exercise of SARs.

(a) A SAR Recipient, or his or her executors or administrators, or heirs or legatees, shall exercise a SAR of the SAR Recipient by giving written notice of such exercise to the Company. SARs may be exercised only upon the completion of the SAR Vesting Period applicable to such SAR.

(b) Within ten (10) days of the SAR Exercise Date applicable to a SAR exercised in accordance with Section 6.4(a), the SAR Recipient shall be paid in cash the difference between the Base Value of such SAR and the Fair Market Value of the Common Stock as of the SAR Exercise Date, reduced by the Tax Withholding Liability arising from such exercise (the “Cash Payment”).

Section 6.5. Termination of SARs.

(a) The Committee shall determine in its sole discretion, and each SAR Agreement shall state, the expiration date or dates of each SAR, but such expiration date shall not be later than ten (10) years after the date such SAR is granted (the “SAR Period”).

(b) To the extent not previously exercised, each SAR will terminate upon the expiration of the SAR Period specified in the SAR Agreement; provided, however, that each such SAR will terminate upon the earlier of: (i) twelve (12) months after the date that the SAR Recipient ceases to be an Eligible Employee by reason of Death or Disability; or (ii) immediately as of the date that the SAR Recipient ceases to be an Eligible Employee for any reason other than by Death or Disability. Any SARs not exercised within the foregoing periods shall terminate.

Section 6.6. Change in Control Transaction. All or any part of the SARs theretofore granted under this Article VI shall become immediately exercisable in full and may thereafter be exercised on the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof, and except to the extent that such acceleration of exercisability would result in an “excess parachute payment” within the meaning of Section 280G of the Code). Any SAR that has not been fully exercised on or before the date of consummation of the Change in Control Transaction shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all SARs theretofore granted, or the substitution for such SARs of grants of stock appreciation rights having comparable characteristics under a stock appreciation rights plan of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments, in which event the SARs theretofore granted shall continue in the manner and under the terms so provided.

Section 6.7. Designation of Beneficiaries. A SAR Recipient may designate a beneficiary or beneficiaries to receive all or part of the cash to be paid to the SAR Recipient under this Article VI in case of Death. A designation of beneficiary may be replaced by a new designation or may be revoked by the SAR Recipient at any time. A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the SAR Recipient and delivered to the Company prior to the SAR Recipient’s Death. In case of the SAR Recipient’s Death, the amounts to be distributed to the SAR Recipient under this Article VI with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Article VI to the designated beneficiary or beneficiaries. The amount distributable to a SAR Recipient upon Death and not subject to such a designation shall be distributed to the SAR Recipient’s estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article VI, the amount in question may be paid to the estate of the SAR Recipient, in which event the Company shall have no further liability to anyone with respect to such amount.

Section 6.8. Amendment and Discontinuance. The Board may at any time alter, suspend, terminate or discontinue the Plan, subject to any applicable regulatory requirements and any required shareholder approval or any shareholder approval which the Board may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange or quotation system listing requirements. Provided, however, that to the extent Section 409A applies to any SAR, then any alteration, suspension, termination or discontinuance of the Plan shall not be effective unless it complies with Section 409A. The Board may not, without the consent of the SAR Recipient, make any alteration which would deprive the SAR Recipient of his rights with respect thereto.

Section 6.9. Compliance With Rule 16b-3. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Article VI are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Article VI or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Section 6.10. Section 409A Matters. The SARs granted under this Plan, and the related payments to the SAR Recipient in settlement of vested SARs, are intended to be taxed under the provisions of Section 83 of the Code, and are not intended to provide and do not provide for the deferral of compensation within the meaning of Section 409A of the Code. However, to the extent that the Board determines that any SAR granted under the Plan is subject to Section 409A, the SAR Agreement evidencing such SAR shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and SAR Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Board determines that any SAR may be subject to Section 409A, the Board may adopt such amendments to the Plan and the applicable SAR Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the SAR from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the SAR, or (2) comply with the requirements of Section 409A.

ARTICLE VII

BOOK VALUE SHARES

Section 7.1. Grant of Book Value Shares. The Company may grant Book Value Shares to Eligible Employees (the “BVS Recipient”) as provided in this Article VII. Book Value Shares will be deemed granted pursuant to this Article VII only upon vote by the Committee, effective on even date thereon, and shall require the immediate execution and delivery of a Book Value Share Agreement by the BVS Recipient and a duly authorized officer of the Company. Book Value Shares will not be deemed granted hereunder merely upon authorization of such grant by the Committee. The aggregate number of Book Value Shares potentially granted shall not exceed the total number of shares in the Plan Pool, less all shares of Stock potentially acquirable under, or underlying, all other Rights outstanding under this Plan.

Section 7.2. Initial Value. The initial value of each Book Value Share granted under this Plan (the “Initial Value”) shall be the book value of the Common Stock on the day of issuance.

Section 7.3. Terms and Conditions of Book Value Shares.

(a) All Book Value Shares must be granted within ten (10) years of the Effective Date.

(b) The Committee may make more than one grant of Book Value Shares to a BVS Recipient.

(c) Each grant of Book Value Shares shall be evidenced by a Book Value Share Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article VII.

(d) Nothing contained in Article VII, any Book Value Share Agreement or in any other agreement executed in connection with the granting of Book Value Shares under this Article VII will confer upon any BVS Recipient any right with respect to the continuation of his or her status as an employee of the Company or any of its Subsidiaries.

(e) Except as otherwise provided herein, each Book Value Share Agreement shall specify the period or periods of time within which each Book Value Share or portion thereof will first become redeemable (the “Vesting Period”) with respect to the total number of Book Value Shares acquirable thereunder. Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

(f) A BVS Recipient shall have no rights as a shareholder of the Company with respect to any shares of Common Stock represented by the Book Value Shares. An adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Book Value Shares is redeemed, except as provided in Sections 2.3(b). Provided, however, that no adjustment shall be made if the adjustment would cause the Book Value Shares granted hereunder to be considered deferred compensation for purposes of Section 409A, or would otherwise subject the Book Value Shares to Section 409A.

Section 7.4. Redemption of Book Value Shares.

(a) A BVS Recipient must be an Eligible Employee at all times from the date of grant until the redemption of the Book Value Shares granted, except as provided in Section 7.5(b).

(b) A Book Value Share may be redeemed to the extent redeemable (i) by giving written notice of redemption to the Company, specifying the number of full Book Value Shares to be redeemed and, if applicable, accompanied by full payment of the amount of the Tax Withholding Liability pursuant to Section 7.4(c) below.

(c) As a condition to the redemption, in full or in part, of the Book Value Shares, the BVS Recipient will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Tax Withholding Liability required in connection with such exercise.

(d) Book Value Shares shall be redeemed for (i) the then current book value of the Common Stock, adjusted for the effects of dividends, the premium or discount resulting from the issuance of additional Common Stock as noted otherwise herein, and the mark to market valuation of the Company’s investment securities portfolio in accordance with FASB 115 less (ii) the Initial Value per share.

(e) The monies due shall be payable to the BVS Recipient either in United States dollars, in cash or by check, draft or money order payable to the order of the BVS Recipient.

Section 7.5. Term and Termination of Book Value Shares.

(a) The Committee shall determine, and each Book Value Share Agreement shall state, the expiration date or dates of such Book Value Shares, but such expiration date shall be not later than ten (10) years after the date such Book Value Share was granted (the “Book Value Share Period”).

(b) To the extent not previously redeemed, each Book Value Share held by a BVS Recipient will terminate upon the expiration of the Book Value Share Period specified in the Book Value Share Agreement; provided, however, that, subject to the provisions of Section 7.5(a), each such Book Value Share will terminate upon the earlier of: (i) immediately as of the date that the BVS Recipient ceases to be an Eligible Employee for any reason, other than by reason of Death or Disability, or (ii) twelve (12) months after the date that the BVS Recipient ceases to be an Eligible Employee by reason of Death or Disability. Any portions of Book Value Shares not redeemed within the foregoing periods shall terminate. The Committee may, in its discretion, specify in the agreement other events that will result in the termination of the Book Value Shares.

Section 7.6. Change in Control Transaction. All or any part of the Book Value Shares theretofore granted under this Article VII shall become immediately redeemable in full and may thereafter be redeemed on the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof, and except to the extent that such acceleration of redeemability would result in an “excess parachute payment” within the meaning of Section 280G of the Code). Any Book Value Shares that have not been fully redeemed on or before the date of consummation of the Change in Control Transaction shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all Book Value Shares theretofore granted, or the substitution for such Book Value Shares of book value shares of the successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Book Value Shares theretofore granted shall continue in the manner and under the terms so provided.

Section 7.7. Restrictions on Transfer. A Book Value Share granted under Article VII may not be Transferred and during the lifetime of the BVS Recipient and may be exercised only by such BVS Recipient.

Section 7.8. Evidence of Participation. In lieu of certificates representing the Book Value Shares issued pursuant to this Agreement, the Book Value Share Agreement shall serve as evidence of ownership.

Section 7.9. Amendment and Discontinuance. The Board may at any time alter, suspend, terminate or discontinue the Plan, subject to any applicable regulatory requirements and any required shareholder approval or any shareholder approval which the Board may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange or quotation system listing requirements. Provided, however, that to the extent Section 409A applies to any Book Value Share, then any alteration, suspension, termination or discontinuance of the Plan shall not be effective unless it complies with Section 409A. The Board may not, without the consent of the BVS Recipient, make any alteration which would deprive the BVS Recipient of his rights with respect thereto.

Section 7.10. Section 409A Matters. The Book Value Shares awarded under this Plan, and the related payments to the BVS Recipient in settlement of vested Book Value Shares, are intended to be taxed under the provisions of Section 83 of the Code, and are not intended to provide and do not provide for the deferral of compensation within the meaning of Section 409A of the Code. However, to the extent that the Board determines that any Book Value Share granted under the Plan is subject to Section 409A, the BVS Agreement evidencing such Book Value Share shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and BVS Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Board determines that any Book Value Share may be subject to Section 409A, the Board may adopt such amendments to the Plan and the applicable BVS Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Book Value Share from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Book Value Share, or (2) comply with the requirements of Section 409A.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Application of Funds. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Rights will be used for general corporate purposes.

Section 8.2. No Obligation to Exercise Right. The granting of a Right shall impose no obligation upon the recipient to exercise such Right.

Section 8.3. Term of Plan. Except as otherwise specifically provided herein, Rights may be granted pursuant to this Plan from time to time within ten (10) years from the Effective Date.

Section 8.4. Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part, and shall not serve as a basis for interpretation or construction of this Plan. As used herein, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.

Section 8.5. Expenses of Administration of Plan. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company or by one or more Subsidiaries. The Company shall indemnify, defend and hold each member of the Committee harmless against all claims, expenses and liabilities arising out of or related to the exercise of the Committee’s powers and the discharge of the Committee’s duties hereunder.

Section 8.6. Governing Law. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

Section 8.7. Inspection of Plan. A copy of this Plan, and any amendments thereto, shall be maintained by the Secretary of the Company and shall be shown to any proper person making inquiry about it.

Section 8.8. Severable Provisions. The Company intends that the provisions of Articles III, IV, V, VI and VII, in each case together with Articles I, II and VIII, shall each be deemed to be effective on an independent basis, and that if one or more of such Articles, or the operative provisions thereof, shall be deemed invalid, void or voidable, the remainder of such Articles shall continue in full force and effect.

Section 8.9. Termination of Employment. Notwithstanding anything in the Plan to the contrary, to the extent any Right is subject to Section 409A, and payment or exercise of such Right is on account of a termination of employment, such payment or exercise shall only be effectuated if the Optionee, Holder, Unit Recipient, SAR Recipient, or BVS Recipient, as applicable, incurs a Separation from Service. Payment will occur on the 60th day after the Separation from Service. Provided, however, that if the Optionee, Holder, Unit Recipient, SAR Recipient, or BVS Recipient, as applicable, is a Specified Employee, payment or exercise shall be effectuated on the first day of the seventh month following the Separation from Service.